CONSULTING AGREEMENT

THIS AGREEMENT dated for reference January 12, 2001, is between Wet Coast Management Corp., a British Columbia company ("Wet Coast"), of 6th Floor, 1100 Melville Street, Vancouver, B.C. V6E 4A6, and fax (604) 682-6509; and San Joaquin Resources Inc., a Nevada company ("San Joaquin"), of 1305 - 1090 West Georgia Street, Vancouver, British Columbia, V6E 3V7, and fax (604) 683-1585.

WHEREAS San Joaquin is in the oil and gas business and intends to acquire Pannonian Energy Inc., a Delaware company in the oil and gas business ("PEI"), and Wet Coast has agreed to provide financing, public relations, investor relations and advertising services to San Joaquin, IN CONSIDERATION of the following mutual promises, the parties agree that:

1. Engagement. San Joaquin engages Wet Coast to provide the services described in paragraph of this agreement and Wet Coast accepts the engagement.

2. Term. This agreement is effective for twelve months from February 1, 2001 (the "Term").

3. Services. Wet Coast, working with San Joaquin and PEI, will provide the following services (collectively the "Services") during the Term to broaden San Joaquin's exposure to the financial and business communities:

         a. Public Relations Services. Wet Coast will design and implement a public relations program through the financial media and will introduce San Joaquin to potential business alliances.

         b. Investor Relations Services. Wet Coast will design and implement an investor relations program directed to financial industry analysts, financial institutions, brokerage firms, individual brokers and the investing public.

         c. Advertising Services. Wet Coast will develop a marketing and branding strategy for San Joaquin that may involve electronic, print or broadcast advertising in financial media.

4. Approval of San Joaquin. Wet Coast will make no public announcements or issue oral or written material concerning San Joaquin without the express approval of San Joaquin.

5. Provision of Services. Wet Coast will provide the Services upon the terms and conditions contained in this agreement. Wet Coast will assign three of its employees to provide the Services. These individuals will be John Foulkes, Michael Kowalewich and Leigh Jeffs (the "Employees"). However, Wet Coast may retain the services of qualified professional firms or persons to assist with or to provide the Services. San Joaquin acknowledges that Wet Coast maintains similar consulting relationships with other public and private companies.

6. Fee for the Services. San Joaquin will pay Wet Coast in advance for the Services at the rate of $5,000 per month (the "Fee") on the first day of each month during the Term of this agreement.

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CONSULTING AGREEMENT                                                         2/3

7. Stock Options for Employees. San Joaquin will immediately grant an aggregate of options for 20,000 common shares to Wet Coast for the Employees pursuant to the terms of San Joaquin's stock option plan. Wet Coast will determine the number of options to be allocated to each individual Employee. The options will vest immediately and expire at the end of twelve months from the day on which they are granted.

8. Reimbursement of Expenses. San Joaquin will reimburse Wet Coast for any expenses incurred while providing the Services, including its long distance telephone, fax, postage and photocopying expenses. Normal overhead expenses of Wet Coast, such as secretarial, incidental legal, etc. are included within the monthly fee payable by San Joaquin. Wet Coast will submit its expense report for each month as soon as possible in the following month. San Joaquin will pay the expense report within 10 days of receiving it. Wet Coast must obtain San Joaquin's approval for any expense in excess of a monthly total of $5000 of expenses reimbursable under this Agreement.

9. Covenants of San Joaquin. If requested by Wet Coast to enable it to provide the Services, San Joaquin will, at its own cost,

         a.       provide administrative, technical and managerial support,

         b. ensure that members of its executive and management teams designated by Wet Coast are available to attend meetings with institutional investors, investment bankers, lending institutions and high net worth individual investors, and with members of Wet Coast or agents of Wet Coast,

         c. provide any corporate information, documentation and material requested by Wet Coast, and

         d. provide any material and sign any document that is required to obtain daily DTC sheets for San Joaquin.

10. San Joaquin's Expenses. San Joaquin will bear for its own account all of the costs of providing the information, support and human resources described in paragraph 8.

11. Direction. Wet Coast will report to the C.E.O. or the C.O.O of San Joaquin, and reporting to either is deemed to be reporting to both.

12. Termination. Either party may terminate this agreement with 30 days' written notice. If San Joaquin terminates this agreement, it must pay any unpaid Fee and any expenses incurred to date of termination.

13. Non-exclusive. San Joaquin may engage any other person to provide similar services as provided by Wet Coast during the Term, provided San Joaquin first provides written notice to Wet Coast to avoid duplications and conflicts. San Joaquin acknowledges that any information gathered or contacts generated by Wet Coast as it provides the Services are the exclusive property of Wet Coast.

14.      Currency. "$" means United States dollars unless otherwise indicated.

15. Independent Legal Advice. San Joaquin acknowledges that this agreement was prepared for Wet Coast by Jeffs & Company Law Corporation and that it may contain terms and conditions onerous to it. San Joaquin expressly acknowledges that Wet Coast

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CONSULTING AGREEMENT                                                         3/3

         has given it adequate time to review this agreement and to seek and obtain independent legal advice, and represents to Wet Coast that it has in fact sought and obtained independent legal advice and is satisfied with the terms and conditions of this agreement.

16. Notices. Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the address or transmitted by fax to the fax number given for the party on page 1 and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party. Any delivery other than a written notice or money must be made by hand at the receiving party's address. Any notice sent to San Joaquin during the pendency of the Pannonian Energy merger should also be sent to Robert Thorup, Esq. at fax 801-532-7543.

17. Governing Law. This agreement is governed by the laws of British Columbia and must be litigated in the courts of British Columbia.

18. Assignment. Wet Coast may assign its interest in this agreement to a company formed for the purpose of providing the Services.

19. Enurement. This agreement enures to the benefit of and binds the parties and their respective successors and permitted assigns.

20. Entire Agreement. This agreement constitutes the entire agreement between the parties and supersedes all previous agreements, negotiations, and discussions between the parties regarding consulting services. This agreement may be amended or varied only by a written agreement signed by all of the parties.

21.      Counterparts.   This  agreement  may  be  signed  in  counterparts  and
         delivered to the parties by fax, and the counterparts together, whether original or faxed, constitute one original document.

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CONSULTING AGREEMENT                                                         4/3

         THE PARTIES' SIGNATURES below are evidence of their agreement.

Wet Coast Management Corp.                San Joaquin Resources Inc.


_________________________________         ________________________________
Authorized signatory                      Authorized signatory


                                          Approved:

                                          This agreement has been reviewed
                                          and approved by Pannonian Energy, Inc.


                                          _____________________________________
                                          Authorized signatory